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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2003

Bio-Technology General Corp.
(Exact name of issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15313 (Commission File Number)	13-3033811 (IRS Employer Identification No.)
One Tower Center, East Brunswick, New Jersey 08816 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (732) 418-9300

70 Wood Avenue South, Iselin, New Jersey 08830
(Former address, if changed since last report.)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On January 13, 2003, Bio-Technology General Corp. announced that purported class action lawsuits have been brought against it and certain of its officers in the United States District Court for the District of New Jersey. The plaintiffs seek to represent all purchasers of BTG securities during the period from April 19, 1999 through August 2, 2002 and seek unspecified damages on their behalf. The plaintiffs allege that the defendants caused BTG's shares to trade at artificially inflated levels through the issuance of false and misleading financial statements including, but not limited to, improper revenue recognition practices. Neither BTG nor any of its officers has been served but, if served, BTG intends to vigorously defend this matter.

        A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
None.
(b)	Pro Forma Financial Information.
None.
(c)	Exhibits.
	99.1	Press Release issued by Bio-Technology General Corp.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNOLOGY GENERAL CORP. (Registrant)

By:	/s/ WHITNEY K. STEARNS, JR. Whitney K. Stearns, Jr. Senior Vice President-Chief Financial Officer and Treasurer

Dated: January 14, 2003

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES